UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2024

GRYPHON DIGITAL MINING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39096	83-2242651
(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100
Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

(702) 945-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Captus Acquisition

Gryphon Digital Mining, Inc. (the “Company”) and 2670786 Alberta Ltd., a Canadian corporation and a wholly-owned subsidiary of the Company (the “Purchaser”), entered into a Share and Unit Purchase Agreement (the “Captus Agreement”), dated as of January 8, 2024, with BTG Energy Corp., a Canadian corporation (“BTG Energy”), BTG Power Corp., a Canadian corporation (“BTG Power”) and West Lake Energy Corp., a Canadian corporation (“West Lake,” and together with BTG Energy and BTG Power, the “Vendors”). Pursuant to the Captus Agreement, the Purchaser will acquire from the Vendors all of the issued and outstanding shares or units, as applicable, of (i) Captus Generation Ltd. (“Captus GP”) and BowArk Energy Ltd., each a Canadian corporation, and (ii) Captus General Limited Partnership, a Canadian limited partnership.

The aggregate consideration payable by the Purchaser to the Vendors is CAD $24.0 million (the “Cash Consideration”), subject to adjustment in accordance with the terms of the Captus Agreement. In November 2024, the Company paid a cash deposit of CAD $200,000 to Captus GP for the benefit of the Vendors (the “LOI Cash Deposit”). Within two business days of the date of the Captus Agreement, the Purchaser will pay a cash deposit of CAD $1.0 million to Captus GP for the benefit of the Vendors (the “Signing Cash Deposit,” and together with the LOI Cash Deposit, the “Cash Deposits”). The Cash Deposits may be applied towards the payment of the Cash Consideration in accordance with the terms of the Captus Agreement, and the remainder of the Cash Consideration will be paid by the Purchaser upon closing.

The transaction remains subject to certain conditions, including the transfer and assignment of certain agreements from the Vendors to the Purchaser. Pending approval by the Alberta Energy Regulator, BTG Energy and West Lake will hold certain well, pipeline and facility licenses in trust for an agreed fee.

In connection with the Captus Agreement, on January 8, 2025, as a material inducement to their agreeing to become employees of the Company, the Company granted a restricted stock award to each of Harry Andersen, Paul Connolly, Mark Taylor and Steve Giacomin (collectively, the “Restricted Stock Awards”). The Restricted Stock Awards are intended to constitute “employment inducement awards” under the Nasdaq Stock Market Rules.

The number of restricted shares granted to each individual is specified in the table below:

Name	Number of Restricted Shares
Harry Andersen	1,972,907
Paul Connolly	851,206
Mark Taylor	851,206
Steve Giacomin	407,981

Each of the Restricted Stock Awards vests in three equal installments on the first three anniversaries of the grant date subject to the grantee’s continued engagement with the Company through each applicable vesting date, provided however, that the Restricted Stock Awards will accelerate and vest immediately upon the grantee’s death, disability, termination by the Company without “cause” (as defined in each Restricted Stock Award agreement), or the consummation of a change in control of the Company.

The Restricted Stock Awards are entitled to receive all cash dividends and other distributions paid on the underlying shares during the period of restriction, but the Company may retain custody of all such distributions until such time, if ever, that the underlying shares on which such distributions are paid become vested.

As a condition of the Restricted Stock Awards, each grantee agrees to vote shares subject to each award that are subject to a vesting restriction in favor of all proposals recommended by the Board at any annual or special meeting of the Company’s stockholders. The Restricted Stock Awards were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Captus Agreement and the Restricted Stock Awards does not purport to be complete and is qualified in its entirety by reference to the full text of the Captus Agreement and the form of Restricted Stock Award, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Captus Agreement and the Restricted Stock Awards and is qualified in its entirety by the terms and conditions of the Captus Agreement and Restricted Stock Awards. It is not intended to provide any other factual information about the Company, the parties to the Captus Agreement or their respective subsidiaries and affiliates. The Captus Agreement contains representations, warranties and covenants by each of the parties to the Captus Agreement, which were made only for purposes of the Captus Agreement and as of specified dates. The representations, warranties and covenants in the Captus Agreement were made solely for the benefit of the parties to the Captus Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Captus Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or the parties to the Captus Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Captus Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Erikson National Energy Agreement

On December 9, 2024, Gryphon Digital Mining, Inc. (the “Company” or “Gryphon”) entered into an asset purchase and sale agreement (the “Purchase Agreement”) with Erikson National Energy Inc. (“Erikson”), a Canadian corporation under the laws of the Province of Alberta. Erikson commenced proposal proceedings under the Bankruptcy and Insolvency Act (Canada) (“BIA”) on October 1, 2024 by filing a Notice of Intention to Make a Proposal, pursuant to section 50.4 of the BIA, and KSV Restructuring Inc. was named as proposal trustee. Pursuant to an order of the Court of King’s Bench of Alberta (the “Court”) granted on October 21, 2024, the Court approved a sale and investment solicitation process (“SISP”) in respect of the sale of the assets and properties of Erikson. As part of the SISP, Gryphon and Erikson entered into the Court-approved Purchase Agreement pursuant to which Gryphon agreed to purchase substantially all of Erikson’s assets for a purchase price of CAD $2,000,000, subject to certain adjustments as provided for in the Purchase Agreement. Pursuant to the Purchase Agreement, the Company will acquire all of Erikson’s natural gas and oil wells, facilities and pipelines, which are currently shut in. The assets are located in northeast British Columbia and span the Fort St. John, Stoddart, Roseland, Fireweed, Buick Creek, Laprise and Wildboy areas. The representations and warranties provided by the parties are standard for a transaction of this nature.

The transaction remains subject to certain conditions, which conditions include obtaining the mineral rights formerly held by Erikson, obtaining approval for the well, facility and pipeline license transfers from the British Columbia Energy Regulator, completion of Gryphon’s due diligence, and the granting of a sale approval and vesting order by the Court, all of which must be satisfied or waived by the Company by January 31, 2025, which date may be extended at the Company’s option to March 8, 2025 (in either case, the “Outside Date”). No assurance can be given that the transactions contemplated by the Purchase Agreement will close.

The Court also granted an amended interim financing order approving Gryphon as a debtor in possession (“DIP”) lender to Erikson. As part of the transaction, Gryphon is providing DIP interim financing to Erikson to cover its operating expenses and legal and professional fees during the period between December 9, 2024 and the applicable Outside Date. Upon closing, Gryphon may offset some or all of the interim financing provided against the purchase price.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement and is qualified in its entirety by the terms and conditions of the Purchase Agreement. It is not intended to provide any other factual information about the Company, Erikson or their respective subsidiaries and affiliates. The Purchase Agreement contains representations, warranties and covenants by each of the parties to the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Erikson or any of their subsidiaries or assets. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

New Colocation Agreements

As previously disclosed, the Company determined not to renew its agreement with Coinmint, LLC (“Coinmint”) for colocation services at Cointmint’s facility in Massena, New York, and the agreement expired on January 1, 2025.

The Company entered into a Co-Location Mining Services Agreement (the “Blockfusion Agreement”), dated as of December 1, 2024, with Blockfusion USA, Inc. (“Blockfusion”) for hosting 4,969 of its bitcoin miners at Blockfusion’s facility in Niagara Falls, New York. Pursuant to the Blockfusion Agreement, the Company is entitled to 12 MW of power at a cost of $156,000 per month, as well as certain other fees set forth in the agreement. At signing, the Company paid an initial $156,000 facility fee. In addition, the Company will be required to (i) by January 31, 2025, maintain a cash deposit or (ii) by January 27, 2025, an irrevocable standby letter of credit with Blockfusion’s energy provider, in each case in the amount of $1,200,000. The Blockfusion Agreement has a term of twelve months and automatically renews for subsequent one-month terms, until terminated on thirty days’ notice.

On January 3, 2025, the Company entered into a Master Co-Location Agreement (the “Mawson Agreement”) with Mawson Hosting LLC (“Mawson”) for hosting the remaining 635 of our bitcoin miners at Mawson’s facility in Midland Pennsylvania, with the right to host up to 5,880 miners. Pursuant to the Mawson Agreement, the Company is entitled to 20 MW of power at a cost of approximately $23.50 per MW/hour paid monthly with a minimum fee of approximately $165,521 per month, as well as certain other fees set forth in the agreement. The Mawson Agreement has an initial term of one year and may be terminated on sixty days’ notice.

The foregoing descriptions of the Blockfusion Agreement and the Mawson Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Blockfusion Agreement and the Mawson Agreement, which are filed as Exhibit 10.3 and Exhibit 10.4, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information in Item 1.01 above under the caption “Captus Acquisition” is incorporated by reference as if set forth in this Item 3.02.

Item 7.01 Regulation FD Disclosure

On January 10, 2025, the Company issued a press release announcing the Captus Agreement (the “Press Release”).

On January 10, 2025, the Company published an updated investor presentation to its website (the “Investor Presentation”). The Company may use the Investor Presentation, possibly with modifications, in presentations from time to time thereafter to current and potential investors, analysts, lenders, business partners, acquisition candidates, customers, employees and others with an interest in the Company and its business.

A copy of the Press Release and Investor Presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

2.1*	Asset Purchase and Sale Agreement, dated as of December 9, 2024, between the Company and Erikson National Energy Inc.
10.1*	Share and Unit Purchase Agreement, dated January 8, 2025, between the Company and BTG Energy Corp., BTG Power Corp., West Lake Energy Corp. and 2670786 Alberta Ltd.
10.2	Form of Restricted Stock Grant
10.3^	Co-Location Mining Services Agreement, dated December 1, 2024, between the Company and Blockfusion USA, Inc.
10.4*	Master Co-Location Agreement, dated January 3, 2025, between the Company and Mawson Hosting LLC
99.1	Press Release, dated January 10, 2025
99.2	Investor Presentation, dated January 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

^	Certain confidential portions of this exhibit have been redacted from the publicly filed document because such portions are (i) not material and (ii) would be competitively harmful if publicly disclosed.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON DIGITAL MINING, INC.

Date: January 10, 2025	By:	/s/ Steve Gutterman
		Name:	Steve Gutterman
		Title:	Chief Executive Officer

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